Exhibit 10.3

CORNERSTONE THERAPEUTICS INC.

Restricted Stock Agreement

Name of Recipient:

Number of shares of restricted common stock awarded:

Grant Date:

Cornerstone Therapeutics Inc. (the “Company”) has selected you to receive the restricted stock award described above, which is subject to the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”), and the terms and conditions contained in this Restricted Stock Agreement (the “Agreement”). Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

CORNERSTONE THERAPEUTICS INC.

By:
Name:
Title:

Accepted and Agreed:

[Name of Recipient]

CORNERSTONE THERAPEUTICS INC.

Restricted Stock Agreement

The terms and conditions of the award of shares of restricted common stock of the Company (the “Restricted Shares”) made to the Recipient, as set forth on the cover page of this Agreement, are as follows:

1. Issuance of Restricted Shares.

(a) The Restricted Shares are issued to the Recipient, effective as of the Grant Date (as set forth on the cover page of this Agreement), in consideration of employment services rendered and to be rendered by the Recipient to the Company.

(b) As promptly as practicable following the Grant Date, the Company shall issue one or more certificates in the name of the Recipient for the Restricted Shares. Such certificate(s) shall initially be held on behalf of the Recipient by the [Secretary/Treasurer/Other Appropriate Officer] of the Company. Following the vesting of any Restricted Shares pursuant to Section 2 below, the [Secretary/Treasurer/Other Appropriate Officer] shall, if requested by the Recipient, deliver to the Recipient a certificate representing the vested Restricted Shares.

(c) In lieu of the procedure in Section 1(b), at the Company’s option, the Restricted Shares may be transferred electronically by the Treasurer of the Company to the Company’s transfer agent to hold as custodian on behalf of Recipient in the transfer agent’s restricted stock ledger. Following the vesting of any Restricted Shares pursuant to Section 2 below, the Treasurer shall notify the transfer agent to transfer such vested shares from its restricted stock ledger to its general stock ledger.

(d) The Recipient agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting.

(a) Vesting Schedule. Unless otherwise provided in this Agreement or the Plan, the restrictions covering the Restricted Shares shall lapse, and the Restricted Shares shall vest [            ].

(b) Acceleration of Vesting. Unless otherwise provided under the terms of any employment agreement between the Recipient and the Company (any such agreement, as amended, restated or superseded, the “Employment Agreement”), any acceleration of vesting with respect to the Restricted Shares shall be subject to the vesting provisions in the Plan. In the event of any conflict between the Plan and the Employment Agreement, the provisions of the Employment Agreement shall control.

3. Forfeiture of Unvested Restricted Shares Upon Employment Termination.

In the event that the Recipient ceases to be employed by the Company for any reason or no reason, with or without cause, except as provided in Section 2(b) above, all of the Restricted Shares that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment. The Recipient hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Restricted Shares and transfer ownership of such forfeited Restricted Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Recipient shall promptly execute and deliver the same to the Company. The Recipient shall have no further rights with respect to any Restricted Shares that are so forfeited. If the Recipient is employed by a subsidiary of the Company, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such subsidiary.

4. Transfer of Restricted Shares.

[(a) Restrictions on Transfer.] The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Recipient may transfer such Restricted Shares: (a)

to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board (as defined below) (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Recipient and/or Approved Relatives, provided that such Restricted Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 3 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

[(b) Buy-Out Transaction. If there is a “Buy Out Transaction,” which for purposes of this Agreement shall mean (i) any transaction or series of transactions is consummated whereby Chiesi Farmaceutici S.p.A. or any of its affiliates (collectively, “Chiesi”) acquires all or substantially all of the outstanding capital stock of the Company (regardless of whether such transaction or series of transactions constitutes a Business Combination) or (ii) a Business Combination that would constitute a Change in Control Event and that the Board, or the Compensation Committee thereof, determines in its discretion will be treated for purposes of this Agreement as a Buy Out Transaction and so notifies the Recipient, then any Restricted Shares that remain unvested at the time of the consummation of the Buy-Out Transaction (either because such shares were not vested immediately prior to consummation of the transaction or because the vesting of such shares was not accelerated in connection with consummation of the transaction) shall, at the time the Buy-Out Transaction is consummated, be converted into a right to receive an amount equal to the consideration otherwise payable in respect of such Restricted Shares in the Buy-Out Transaction, including any right to receive additional consideration based on future contingencies, with respect to such number of shares (the “Restricted Cash”), which amount shall be retained and paid out by the acquirer to the Recipient in accordance with the vesting provisions described in paragraph 2 above; provided, however, if the Recipient’s employment is involuntarily terminated by the Company (or any successor entity) other than for Cause or if the Recipient’s employment is constructively terminated as a result of the Recipient’s compensation, authority, duties, or responsibilities being materially reduced, or as a result of a material change in the Recipient’s location of employment, then all Restricted Cash not previously paid to the Recipient shall be paid to the Recipient in a lump sum within ten (10) calendar days following the date of termination.]

5. Restrictive Legends.

All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under applicable law:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between Cornerstone Therapeutics Inc. (the “Corporation”) and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the Corporation.”

6. Rights as a Shareholder.

Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Restricted Shares, the Recipient shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, any rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders and to receive dividends and distributions with respect to such Restricted Shares; provided, however, that if any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

7. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement.

8. Tax Matters.

(a) Acknowledgments; Section 83(b) Election. The Recipient acknowledges that he or she is responsible obtaining the advice of the Recipient’s own tax advisors with respect to the acquisition of the Restricted Shares and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares. The Recipient acknowledges that he or she has been informed of the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Restricted Shares and that the Recipient has decided not to file a Section 83(b) election.

(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the Restricted Shares. On each date on which Restricted Shares vest, the Company shall deliver written notice to the Recipient of the amount of withholding taxes due with respect to the vesting of the Restricted Shares that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Recipient shall satisfy such tax withholding obligations by making a cash payment to the Company on the date of vesting of the Restricted Shares, in the amount of the Company’s withholding obligation in connection with the vesting of such Restricted Shares. The Recipient may, if the Board, in its sole discretion, so approves in writing in advance of the applicable vesting date, satisfy such tax withholding obligations by transferring to the Company, on each date on which Restricted Shares vest under this Agreement, such number of Restricted Shares that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the NASDAQ Capital Market on the trading date immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such Restricted Shares. In the event that the Board approves such method of satisfying the tax withholding obligation through the delivery of Restricted Shares to the Company, to effect such delivery of Restricted Shares, the Recipient shall be required to authorize the Company to take any actions necessary or appropriate to cancel any certificate(s) representing such Restricted Shares and transfer ownership of such Restricted Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Recipient shall promptly execute and deliver the same to the Company.

9. Miscellaneous.

(a) Authority of the Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Board of Directors of the Company or a designated committee of the Board, including, but not limited to, the Compensation Committee of the Board (collectively, the “Board”) shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board with respect to this Agreement shall be made in the Board’s discretion and shall be final and binding on the Recipient.

(b) No Right to Continued Employment. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Recipient any rights with respect to continued employment by the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

(d) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

(e) Defined Terms. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Employment Agreement or the Plan. If any such term is defined both in the Employment Agreement and the Plan, the definition of such term included in the Employment Agreement shall control.

(f) Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Recipient is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) at the time of the Recipient’s termination (other than due to death), then the lump sum cash payment of Restricted Cash, if any, to be paid pursuant to Section 4(b) of this Agreement, together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (collectively, the “Deferred Compensation Separation Benefits”), that are payable within the first six (6) months following the Recipient’s termination of employment will become payable on the first regular payroll date that occurs on or after the date six (6) months and one (1) day following the date of the Recipient’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if the Recipient dies following the Recipient’s termination but prior to the six (6) month anniversary of the Recipient’s termination, then any payments delayed in accordance with this subsection will be payable in a lump sum as soon as administratively practicable after the date of the Recipient’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Furthermore, any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of this subsection.